UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 19, 2015

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 19, 2015, Marsh & McLennan Companies, Inc. (the “Company”) issued a news release announcing that H. Edward Hanway will succeed Lord Ian Lang as Independent Chairman of the Company’s Board of Directors following Lord Lang’s retirement at the annual meeting of stockholders in May 2016, in accordance with the mandatory retirement age provision in the Company’s corporate governance guidelines.

Lord Lang, who joined the Marsh & McLennan Board of Directors in 1997, has served as Independent Chairman since May 2011. In addition to serving as Chair of the Board’s Executive Committee, he also serves on the Compensation, Directors and Governance, and Finance Committees.  Mr. Hanway, age 63, joined the Marsh & McLennan Board of Directors in 2010. He currently chairs the Compensation Committee and serves on the Executive and Finance Committees.  Mr. Hanway was Chairman and Chief Executive Officer of CIGNA Corporation from 2000 to the end of 2009.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
99.1    Press release issued by Marsh & McLennan Companies, Inc. on November 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Carey Roberts
Name:	Carey Roberts
Title:	Deputy General Counsel, Chief Compliance Officer & Corporate Secretary

Date:    November 19, 2015

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on November 19, 2015.

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